Exhibit 10.27

Intermec, Inc.
2004 Long-Term Performance Share Program

Name of Program	The program will be called the Intermec, Inc. 2004 Long-Term Performance Share Program, and will be considered a “sub-plan” under the 2004 Omnibus Incentive Compensation Plan (the “Plan”).

Purpose

The primary purposes of the program are to:

•  Reward officers and key employees for the overall success of Intermec, Inc. (the “Company”) as reflected through the Company’s financial performance and stock price; and

•  Provide a competitive long-term incentive program.

Effective Date	The effective date of the program is May 6, 2004. The program will remain in effect until terminated by the Compensation Committee (the “Committee”) of the Board.

Performance Period	The performance period under the program is three years, with the first performance period running from January 1, 2004 to December 31, 2006.

Grant Frequency	A new three-year performance period will begin annually, which will create overlapping performance periods.

Size of Awards	Target awards will be established for each participant, denominated in shares. Target award levels will be approved annually by the Committee.

Program Structure	Participants can earn from 0 percent to 200 percent of their target shares based on Company financial performance.

Performance Measure(s)

Before the commencement of each performance period, the Committee shall select performance measures from those set forth in Section 10(a) of the Plan. The Committee may choose to include or exclude any of the events set forth in Section 10(b) of the Plan to the evaluation of performance for such period.

Dividends	Dividends, if any, declared during the performance period will be converted into additional performance shares, based on each participant’s target award.

Form and Timing of Payout	Payouts will be made in shares of the Company’s common stock as soon as practicable following the end of the performance period.

Certain Terminations of Employment

In the event of a participant’s death, disability, or retirement at age 65 or later, pro rata awards based on the number of full months worked during the performance period will be calculated. Such awards will be based on goal achievement over the entire performance period. Awards in these situations will be calculated and paid after the end of the performance period. In the case of death, however, the performance during the next-ending performance period after death will be calculated as the performance for all open performance periods.

Amounts paid on account of death will be paid to a beneficiary designated by the participant. If no beneficiary has been designated, amounts will be paid to the participant’s estate.

Other Terminations of Employment

In the event of a termination of employment not constituting a disability, death, or retirement, as discussed above, the participant will forfeit any right to any payout for all performance periods in progress under the program.

Tax Withholding	The Company has the right to deduct any taxes or statutory deductions required by law to be withheld from all payments under the program.

Change in Capitalization

Any change in capitalization which results in a material change in the value of the Company’s common stock (e.g., special dividend, spin-off) will result in an adjustment in the number of shares earned at target to reflect the recapitalization. While individual recapitalization “events” will be assessed by the Committee on a case-by-case basis, the overriding objective will be to avoid rewarding or penalizing participants specifically as a function of the event.

Change in Control

If a change in control occurs (as defined in the Plan), then all outstanding award cycles will automatically vest and be paid out (in cash) at the target level or the actual performance level as of the change in control, whichever is higher.

Accounting Considerations

The employer must recognize an expense for compensation over the performance period. An estimated expense is accrued by amortizing the initial value of the awards and any subsequent appreciation over the performance period based upon preestablished goals. The approach to expensing may change.

Tax Considerations	The Company will receive a tax deduction in the year in which the actual payout is determinable. The employee must report taxable income in the year the award is paid.